Exhibit 99

VF Corporation Reports Third Quarter Earnings, Reaffirms Full Year Fiscal 2023 EPS Outlook and Revenue Within the Prior Range and Unveils Actions to Strengthen Financial Position

DENVER--(BUSINESS WIRE)--February 7, 2023--VF Corporation (NYSE: VFC) today announced financial results for its third quarter (Q3'FY23) ended December 31, 2022 and a series of actions to accelerate the path to its target leverage ratio and sharpen its focus, including declaring a quarterly per share dividend of $0.30, reflecting a 41% decrease over the previous quarter’s dividend.

Q3'FY23 Financial Highlights

  Revenue down 3% (up 3% in constant dollars) to $3.5 billion
  Earnings per share (EPS) down 1% to $1.31; Adjusted EPS down 17% to $1.12

Benno Dorer, Interim President and CEO, said: “We are pleased to reaffirm the recently communicated full year 2023 EPS outlook with revenue growth at approximately 3%, after navigating an increasingly challenging fiscal Q3. Spending the last few weeks with VF's dedicated and talented teams around the world has reinforced my belief in the tremendous opportunity ahead for our company. We are committed to improving execution through a sharpened focus on the biggest consumer opportunities and enhanced operational performance. Consistent with this objective, we are shifting resource priorities across the Company, including by reducing the dividend, exploring the sale of non-core assets, cutting costs and eliminating non-strategic spend, while enhancing the focus on the consumer through targeted investments. We are confident these actions will enable a return to profitable and sustainable growth and, with that, strong shareholder value creation.”

Q3’FY23 Operating Highlights

  EMEA region down 2% and up 10% in constant dollars, the seventh consecutive quarter of double-digit growth in constant dollars
  Asia Pacific region down 7% and up 4% in constant dollars, reflecting a sequential improvement across the region and in Greater China, where sales were down 11% and down 1% in constant dollars, and continued strong growth in the rest of Asia
  Standout performance in the outdoor brands, led by The North Face® up 7% and up 13% in constant dollars, with Timberland® flat and up 6% in constant dollars
  Vans® down 13% and down 9% in constant dollars, reflecting positive performances in Europe and Asia outside of Greater China, while the Americas remained negative
  Balanced performance across both Direct to Consumer and Wholesale channels
  Supply chain challenges remained persistent in the quarter and are being addressed, with actions in place to return to full customer service at a normalized cost

FY23 Outlook*

  Total VF revenue up approximately 3% in constant dollars, within the previous outlook range
    Vans® revenue is expected to decline by high single digits % in constant dollars, compared to the previous outlook of down mid-single digits %
    The North Face® is expected to be up by at least 14% in constant dollars, compared to the previous outlook of up at least 12%
  Adjusted gross margin down approximately 200 basis points, compared to the previous outlook of down 100 to 150 basis points
  Adjusted operating margin approximately 9.5%, compared to the previous outlook of approximately 11.0%
  Adjusted EPS $2.05 to $2.15, within the previous outlook of $2.00 to $2.20
  Adjusted cash flow from operations** approximately $0.7 billion, compared to the previous outlook of at least $0.9 billion; Capital expenditures approximately $200 million versus the previous outlook of $230 million
  Inventory is expected to reduce by approximately $300 million during Q4'FY23

FY24 Expectations*

  Total VF revenue up by at least low-single digit % in constant dollars
  Gross and operating margin expansion
  Operating earnings to grow by double-digits
  Operating cash flow to grow faster than earnings

Actions to Accelerate Path to Target Leverage Ratio and Sharpen the Company's Focus

The Company's capital deployment priorities in the near to medium term are focused on optimizing and driving the performance of the portfolio, reducing leverage and returning capital to shareholders. VF is also evaluating and deploying a series of strategic actions to strengthen the Company's financial position and sharpen focus on its greatest value creation opportunities, including:

  Rightsizing the dividend payout to accelerate the return to the Company's target leverage ratio and provide additional financial flexibility, positioning VF to navigate the current macro-economic challenges while continuing to make investments to advance its strategy. As a result, VF's next quarterly per share payment will reduce to $0.30 from $0.51 per share. The Company expects to grow future dividends in line with earnings
  Continuing to pursue the portfolio optimization agenda. The Company is commencing a review of strategic alternatives for its Global Packs business, consisting of the Kipling®, Eastpak®, and JanSport® brands. While these iconic and profitable businesses are strong contributors of value, VF is committed to ensuring they are optimally positioned to achieve their full potential while enhancing management focus on the Company’s greatest strategic priorities
  Concluding a number of asset sales during H2'FY23, including the sale and leaseback of VF's European headquarters in Stabio, Switzerland
  Reducing working capital and aligning inventories to optimal levels, without compromising brand equity
  Increasing our efforts to reduce costs in order to point resources toward the Company's highest value creation opportunities, including completing the previously announced actions which will deliver approximately $225 million in annualized savings once complete in FY24

Matt Puckett, CFO, said: “As we close FY23 and move into FY24, we have clear plans in place to address the ongoing challenging macro-economic environment in the near term. I am confident the actions we are taking will lead to improved operating performance and will strengthen the Company's financial position, enabling VF to deliver long-term, sustainable and profitable growth.”

* FY23 outlook and FY24 expectations assume no additional significant COVID-19 related lockdowns in any key commercial or production regions and no significant worsening in global inflation rates and consumer sentiment
** Excludes the impact of an $876 million payment VF made on October 19, 2022 to the U.S. Treasury for the dispute regarding the timing of income inclusion associated with VF's acquisition of Timberland in 2011, as previously disclosed

Summary Revenue Information
(Unaudited)
	Three Months Ended December				Nine Months Ended December
(Dollars in millions)	2022	2021	% Change	% Change (constant currency)	2022	2021	% Change	% Change (constant currency)
Brand:
Vans®	$926.9	$1,060.4	(13)%	(9)%	$2,825.9	$3,170.7	(11)%	(7)%
The North Face®	1,321.2	1,240.3	7%	13%	2,753.2	2,490.2	11%	17%
Timberland®	595.5	593.4	—%	6%	1,389.1	1,388.2	—%	7%
Dickies®	177.0	211.5	(16)%	(13)%	533.7	640.7	(17)%	(14)%
Other Brands	510.1	518.8	(2)%	5%	1,371.0	1,327.4	3%	11%
VF Revenue	$3,530.7	$3,624.4	(3)%	3%	$8,872.9	$9,017.2	(2)%	4%

Region:
Americas	$2,093.9	$2,132.7	(2)%	(1)%	$5,233.1	$5,241.7	—%	—%
EMEA	983.3	1,003.3	(2)%	10%	2,510.4	2,515.9	—%	14%
APAC	453.4	488.3	(7)%	4%	1,129.3	1,259.6	(10)%	(2)%
VF Revenue	$3,530.7	$3,624.4	(3)%	3%	$8,872.9	$9,017.2	(2)%	4%
International	$1,629.3	$1,676.5	(3)%	8%	$4,132.7	$4,257.5	(3)%	8%

Channel:
DTC	$1,937.4	$1,981.5	(2)%	3%	$4,082.6	$4,247.3	(4)%	1%
Wholesale (a)	1,593.3	1,642.9	(3)%	2%	4,790.3	4,769.9	—%	6%
VF Revenue	$3,530.7	$3,624.4	(3)%	3%	$8,872.9	$9,017.2	(2)%	4%

All references to periods ended December 2022 relate to the 13-week and 39-week fiscal periods ended December 31, 2022 and all references to periods ended December 2021 relate to the 13-week and 39-week fiscal periods ended January 1, 2022.

Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.

Q3'FY23 Income Statement Review

  Revenue $3.5 billion, down 3% (up 3% in constant dollars) with the big four brands down 3% (up 2% in constant dollars) and the balance of the portfolio down 2% (up 5% in constant dollars)
    The North Face® revenue $1.3 billion, up 7% (up 13% in constant dollars)
    Vans® revenue $0.9 billion, down 13% (down 9% in constant dollars)
  Gross margin 54.9%, down 120 basis points; Adjusted gross margin 54.9%, down 140 basis points due primarily to increased promotions
  Operating margin 14.6%, down 410 basis points; Adjusted operating margin 14.9%, down 280 basis points
  Earnings per share (EPS) $1.31, down 1%; Adjusted EPS $1.12, down 17%

Q3'FY23 Balance Sheet Review

  Inventories declined by $158 million during Q3’FY23 and increased by 101% relative to last year; excluding the increase of in-transit inventory of approximately $415 million, the increase was approximately 75% relative to last year, primarily driven by core and excess replenishment inventory
    VF modified terms with the majority of its suppliers in the first quarter of fiscal 2023 to take ownership of inventory near point of shipment rather than destination
  Accounts payable increased 62%, which was largely driven by the modified terms with the majority of suppliers

Q3’FY23 Shareholder Returns

  Return of $198 million to shareholders through cash dividends
  VF’s Board of Directors declared a quarterly dividend of $0.30 per share, reflecting a 41% decrease from the previous quarter’s dividend. This dividend will be payable on March 21, 2023, to shareholders of record at the close of business on March 10, 2023. Subject to approval by its Board of Directors, VF intends to continue to pay quarterly dividends

COVID-19 Update

To help mitigate the spread of COVID-19 and in response to public health advisories and governmental actions and regulations, VF has modified its business practices in certain locations, including the temporary closing of offices and retail stores, instituting travel bans and restrictions and implementing health and safety measures including social distancing and quarantines.

VF's supply chain is currently fully operational. Suppliers are complying with local public health advisories and governmental restrictions. Most final product manufacturing and assembly suppliers are back to normal operating levels, though manufacturing and freight lead times remain elevated. VF is working with its suppliers to minimize disruption and is employing expedited freight strategically as needed. VF's distribution centers are operational in accordance with local government guidelines.

In North America, no stores were closed during the third quarter. Currently, all stores are open.

In the EMEA region, no stores were closed during the third quarter due to COVID-19. Currently, all stores are open.

In the APAC region, including Mainland China, 4% of stores were closed at the beginning of the third quarter with a peak of 27% of stores (including partner doors) closed and an average of 11% of stores closed throughout the quarter. At the end of the third quarter, 3% of stores were closed and, as of today, no stores are closed.

VF is continuing to monitor the evolution of COVID-19 globally and will comply with guidance from government entities and public health authorities to prioritize the health and well-being of its employees, customers, trade partners and consumers.

Webcast Information

VF will host its third quarter fiscal 2023 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on third quarter fiscal 2023 results will be available at ir.vfc.comtoday before the conference call and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Financial Presentation Disclosure

All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading below “Discontinued Operations - Occupational Workwear Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Transaction and Deal Related Activities, Costs Related to Specified Strategic Business Decisions, Noncash Impairment Charges, Pension Settlement Charge and a Tax Item.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Occupational Workwear Business

On June 28, 2021, VF completed the sale of its Occupational Workwear business. The Occupational Workwear business was comprised primarily of the following brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The business also included a license for certain Dickies® occupational workwear products that were historically sold through the business-to-business channel. Accordingly, the company has reported the operating results and cash flows of the business in discontinued operations for all periods through the date of sale.

Adjusted Amounts - Excluding Transaction and Deal Related Activities, Costs Related to Specified Strategic Business Decisions, Noncash Impairment Charges, Pension Settlement Charge and a Tax Item

The adjusted amounts in this release exclude transaction and deal related activities associated with the acquisition of the Supreme® brand. Total transaction and deal related activities include integration costs of approximately $0.3 million in the first nine months of fiscal 2023.

The adjusted amounts in this release exclude costs related to VF's business model transformation primarily driven by Corporate actions and resulting restructuring costs, and a transformation initiative for our Asia-Pacific regional operations. Total costs were approximately $11 million in the third quarter of fiscal 2023 and $72 million in the first nine months of fiscal 2023.

The adjusted amounts in this release exclude noncash impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset of approximately $422 million in the first nine months of fiscal 2023. The impairment charges were driven by non-operating factors including higher interest rates and foreign currency fluctuations.

The adjusted amounts in this release exclude a noncash pension settlement charge. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company. Total expense was approximately $92 million in the first nine months of fiscal 2023.

The adjusted amounts in this release exclude a discrete tax benefit of approximately $95 million in the third quarter and first nine months of fiscal 2023 related to a favorable adjustment to VF's transition tax liability pursuant to the Tax Cuts and Jobs Act based on examinations by the IRS.

Combined, the above items positively impacted earnings per share by $0.19 during the third quarter of fiscal 2023 and negatively impacted earnings per share by $1.07 during the first nine months of fiscal 2023. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results. Additionally, the impact of the payment of taxes and interest related to the dispute with the IRS regarding the Timberland acquisition in 2011 has been excluded from fiscal 2023 adjusted cash flow from operations.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers and other direct-to-consumer business risks; third-party manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF’s ability to transform its model to be more consumer-minded, retail-centric and hyper-digital; retail industry changes and challenges; VF’s ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data or information security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to recruit, develop or retain qualified employees; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the recent impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions and integrate acquisitions; business resiliency in response to natural or man-made economic, political or environmental disruptions; changes in tax laws and additional tax liabilities, including for the timing of income inclusion associated with our acquisition of the Timberland® brand in 2011; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflict in Ukraine; changes to laws and regulations; adverse or unexpected weather conditions; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December		Nine Months Ended December
	2022	2021	2022	2021
Net revenues	$3,530,667	$3,624,384	$8,872,862	$9,017,176
Costs and operating expenses
Cost of goods sold	1,593,048	1,592,604	4,134,207	4,027,601
Selling, general and administrative expenses	1,421,586	1,353,338	3,828,157	3,549,763
Impairment of goodwill and intangible assets	—	—	421,922	—
Total costs and operating expenses	3,014,634	2,945,942	8,384,286	7,577,364
Operating income	516,033	678,442	488,576	1,439,812
Interest expense, net	(50,230)	(33,388)	(115,395)	(100,533)
Loss on debt extinguishment	—	(3,645)	—	(3,645)
Other income (expense), net	(9,901)	(95)	(113,895)	16,495
Income from continuing operations before income taxes	455,902	641,314	259,286	1,352,129
Income tax expense (benefit)	(51,966)	123,513	(74,190)	216,303
Income from continuing operations	507,868	517,801	333,476	1,135,826
Income from discontinued operations, net of tax	—	—	—	170,273
Net income	$507,868	$517,801	$333,476	$1,306,099
Earnings per common share - basic (a)
Continuing operations	$1.31	$1.33	$0.86	$2.90
Discontinued operations	—	—	—	0.44
Total earnings per common share - basic	$1.31	$1.33	$0.86	$3.34
Earnings per common share - diluted (a)
Continuing operations	$1.31	$1.32	$0.86	$2.89
Discontinued operations	—	—	—	0.43
Total earnings per common share - diluted	$1.31	$1.32	$0.86	$3.32
Weighted average shares outstanding
Basic	387,739	390,430	387,663	391,187
Diluted	388,192	392,495	388,357	393,547
Cash dividends per common share	$0.51	$0.50	$1.51	$1.48

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended December 2022 relate to the 13-week and 39-week fiscal periods ended December 31, 2022 and all references to periods ended December 2021 relate to the 13-week and 39-week fiscal periods ended January 1, 2022. References to March 2022 relate to information as of April 2, 2022.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December	March	December
	2022	2022	2021
ASSETS
Current assets
Cash and equivalents	$571,347	$1,275,943	$1,333,839
Accounts receivable, net	1,564,957	1,467,842	1,495,859
Inventories	2,591,915	1,418,673	1,287,210
Other current assets	515,763	425,622	483,738
Total current assets	5,243,982	4,588,080	4,600,646
Property, plant and equipment, net	932,663	1,041,777	1,049,691
Goodwill and intangible assets, net	4,932,913	5,394,158	5,419,777
Operating lease right-of-use assets	1,293,041	1,247,056	1,302,545
Other assets	1,910,698	1,071,137	1,163,663
Total assets	$14,313,297	$13,342,208	$13,536,322
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$901,668	$335,462	$106,010
Current portion of long-term debt	910,616	501,051	500,915
Accounts payable	906,340	562,992	559,716
Accrued liabilities	1,827,610	1,915,892	2,057,237
Total current liabilities	4,546,234	3,315,397	3,223,878
Long-term debt	4,617,441	4,584,261	4,646,379
Operating lease liabilities	1,068,744	1,023,759	1,093,013
Other liabilities	761,246	888,436	919,652
Total liabilities	10,993,665	9,811,853	9,882,922
Stockholders' equity	3,319,632	3,530,355	3,653,400
Total liabilities and stockholders' equity	$14,313,297	$13,342,208	$13,536,322

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended December
	2022	2021
Operating activities
Net income	$333,476	$1,306,099
Income from discontinued operations, net of tax	—	170,273
Income from continuing operations, net of tax	333,476	1,135,826
Impairment of goodwill and intangible assets	421,922	—
Depreciation and amortization	192,174	199,652
Reduction in the carrying amount of right-of-use assets	280,845	309,588
Other adjustments	(2,061,889)	(853,776)
Cash provided (used) by operating activities - continuing operations	(833,472)	791,290
Cash provided by operating activities - discontinued operations	—	6,090
Cash provided (used) by operating activities	(833,472)	797,380
Investing activities
Business acquisitions, net of cash received	—	3,760
Proceeds from sale of businesses, net of cash sold	—	616,529
Proceeds from sale of short-term investments	—	598,806
Capital expenditures	(130,214)	(214,220)
Software purchases	(75,460)	(63,758)
Other, net	(1,159)	12,819
Cash provided (used) by investing activities - continuing operations	(206,833)	953,936
Cash used by investing activities - discontinued operations	—	(525)
Cash provided (used) by investing activities	(206,833)	953,411
Financing activities
Contingent consideration payment	(56,976)	—
Net increase (decrease) from short-term borrowings and long-term debt	1,064,601	(411,400)
Share repurchases	—	(299,999)
Cash dividends paid	(586,335)	(579,194)
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	(2,571)	32,929
Cash provided (used) by financing activities	418,719	(1,257,664)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(82,512)	(9,339)
Net change in cash, cash equivalents and restricted cash	(704,098)	483,788
Cash, cash equivalents and restricted cash – beginning of year	1,277,082	851,205
Cash, cash equivalents and restricted cash – end of period	$572,984	$1,334,993

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Three Months Ended December		% Change	% Change Constant Currency (a)
	2022	2021
Segment revenues
Outdoor	$2,003,045	$1,928,427	4%	10%
Active	1,258,682	1,410,577	(11)%	(6)%
Work	268,940	285,101	(6)%	(3)%
Other (b)	—	279	*	*
Total segment revenues	$3,530,667	$3,624,384	(3)%	3%
Segment profit (loss)
Outdoor	$457,027	$450,432
Active	146,885	254,497
Work	18,487	47,672
Other (b)	(134)	(44)
Total segment profit	622,265	752,557
Corporate and other expenses	(116,133)	(74,210)
Interest expense, net	(50,230)	(33,388)
Loss on debt extinguishment	—	(3,645)
Income from continuing operations before income taxes	$455,902	$641,314

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Nine Months Ended December		% Change	% Change Constant Currency (a)
	2022	2021
Segment revenues
Outdoor	$4,326,997	$4,052,802	7%	13%
Active	3,772,737	4,104,818	(8)%	(3)%
Work	772,980	858,999	(10)%	(8)%
Other (b)	148	557	*	*
Total segment revenues	$8,872,862	$9,017,176	(2)%	4%
Segment profit (loss)
Outdoor	$670,615	$662,761
Active	541,171	809,708
Work	92,989	150,649
Other (b)	(516)	(696)
Total segment profit	1,304,259	1,622,422
Impairment of goodwill and intangible assets	(421,922)	—
Corporate and other expenses	(507,656)	(166,115)
Interest expense, net	(115,395)	(100,533)
Loss on debt extinguishment	—	(3,645)
Income from continuing operations before income taxes	$259,286	$1,352,129

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended December 2022
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$2,003,045	$115,791	$2,118,836
Active	1,258,682	63,161	1,321,843
Work	268,940	8,293	277,233
Other	—	—	—
Total segment revenues	$3,530,667	$187,245	$3,717,912
Segment profit (loss)
Outdoor	$457,027	$32,608	$489,635
Active	146,885	14,149	161,034
Work	18,487	676	19,163
Other	(134)	(72)	(206)
Total segment profit	622,265	47,361	669,626
Corporate and other expenses	(116,133)	(1,468)	(117,601)
Interest expense, net	(50,230)	—	(50,230)
Income from continuing operations before income taxes	$455,902	$45,893	$501,795
Diluted earnings per share growth	(1)%	8%	7%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Nine Months Ended December 2022
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$4,326,997	$261,555	$4,588,552
Active	3,772,737	195,178	3,967,915
Work	772,980	21,231	794,211
Other	148	—	148
Total segment revenues	$8,872,862	$477,964	$9,350,826
Segment profit (loss)
Outdoor	$670,615	$51,644	$722,259
Active	541,171	44,528	585,699
Work	92,989	2,412	95,401
Other	(516)	(98)	(614)
Total segment profit	1,304,259	98,486	1,402,745
Impairment of goodwill and intangible assets	(421,922)	—	(421,922)
Corporate and other expenses	(507,656)	(3,789)	(511,445)
Interest expense, net	(115,395)	—	(115,395)
Income from continuing operations before income taxes	$259,286	$94,697	$353,983
Diluted earnings per share growth	(70)%	7%	(63)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2022
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended December 2022	As Reported under GAAP	Transaction and Deal Related Activities(a)	Specified Strategic Business Decisions(b)	Impairment and Pension Settlement Charge(c)	Tax Item(d)	Adjusted
Revenues	$3,530,667	$—	$—	$—	$—	$3,530,667

Gross profit	1,937,619	—	1,582	—	—	1,939,201
Percent	54.9%					54.9%

Operating income	516,033	—	10,609	—	—	526,642
Percent	14.6%					14.9%

Diluted earnings per share from continuing operations (e)	1.31	—	0.02	0.03	(0.24)	1.12

Nine Months Ended December 2022	As Reported under GAAP	Transaction and Deal Related Activities(a)	Specified Strategic Business Decisions(b)	Impairment and Pension Settlement Charge(c)	Tax Item(d)	Adjusted
Revenues	$8,872,862	$—	$—	$—	$—	$8,872,862

Gross profit	4,738,655	—	9,946	—	—	4,748,601
Percent	53.4%					53.5%

Operating income	488,576	331	72,031	421,922	—	982,860
Percent	5.5%					11.1%

Diluted earnings per share from continuing operations (e)	0.86	—	0.15	1.17	(0.24)	1.93

(a) Transaction and deal related activities reflect activities associated with the acquisition of Supreme Holdings, Inc. and include integration costs of $0.3 million for the nine months ended December 2022. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the nine months ended December 2022.

(b) Specified strategic business decisions include costs related to VF's business model transformation of $8.3 million and $59.5 million during the three and nine months ended December 2022, respectively, related primarily to Corporate actions and resulting restructuring costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $2.3 million and $12.5 million in the three and nine months ended December 2022, respectively. The specified strategic business decisions resulted in a net tax benefit of $2.7 million and $15.0 million in the three and nine months ended December 2022, respectively.

(c) VF recognized noncash impairment charges related to the Supreme reporting unit goodwill and indefinite-lived trademark intangible asset of $421.9 million during the nine months ended December 2022. The impairment charges were driven by non-operating factors including higher interest rates and foreign currency fluctuations.

A noncash pension settlement charge of $91.8 million was recorded in the Other income (expense), net line item during the nine months ended December 2022. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company.

The impairment and pension settlement charges resulted in a net tax expense of $12.2 million and net tax benefit of $60.2 million in the three and nine months ended December 2022, respectively.

(d) Tax item includes a $94.9 million discrete tax benefit recognized during the three and nine months ended December 2022 related to the Internal Revenue Service examinations for tax year 2017 and short-tax year 2018 resulting in a favorable adjustment to VF's transition tax liability under the Tax Cuts and Jobs Act.

(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share was calculated using 388,192,000 and 388,357,000 weighted average common shares for the three and nine months ended December 2022, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions, impairment, a pension settlement charge and a tax item. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2021
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended December 2021	As Reported under GAAP	Transaction and Deal Related Activities(a)	Specified Strategic Business Decisions(b)	Tax Items(c)	Adjusted
Revenues	$3,624,384	$—	$—	$—	$3,624,384

Gross profit	2,031,780	—	9,875	—	2,041,655
Percent	56.1%				56.3%

Operating income	678,442	(49,398)	13,809	—	642,853
Percent	18.7%				17.7%

Diluted earnings per share from continuing operations (d)	1.32	(0.13)	0.03	0.13	1.35

Nine Months Ended December 2021	As Reported under GAAP	Transaction and Deal Related Activities(a)	Specified Strategic Business Decisions(b)	Tax Items(c)	Adjusted
Revenues	$9,017,176	$—	$—	$—	$9,017,176

Gross profit	4,989,575	—	21,944	—	5,011,519
Percent	55.3%				55.6%

Operating income	1,439,812	(151,880)	37,671	—	1,325,603
Percent	16.0%				14.7%

Diluted earnings per share from continuing operations (d)	2.89	(0.37)	0.08	0.13	2.72

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. ("Supreme") for the three and nine months ended December 2021. Transaction and deal related activities include a decrease in the estimated fair value of the contingent consideration liability of $50.0 million and $158.0 million for the three and nine months ended December 2021, respectively, and integration costs of $0.6 million and $6.1 million for the three and nine months ended December 2021, respectively. The transaction and deal related activities resulted in a net tax benefit of $3.2 million and net tax expense of $5.1 million in the three and nine months ended December 2021, respectively, primarily related to the impact of the decreases in the estimated fair value of the contingent consideration liability on the interim tax rate calculations.

(b) Specified strategic business decisions for the three and nine months ended December 2021 include costs related to VF's business model transformation of $0.5 million and $2.2 million in the three and nine months ended December 2021, respectively, related primarily to restructuring and other costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $13.7 million and $35.5 million in the three and nine months ended December 2021, respectively. Specified strategic business decisions also include cost optimization charges and other activities, including the sale of certain assets, indirectly related to the divestiture of the Occupational Workwear business, which totaled income of $0.4 million during the three months ended December 2021. The specified strategic business decisions also include non-operating expense of $0.2 million and income of $1.5 million during the three and nine months ended December 2021, respectively, associated with VF's transformation initiatives. The specified strategic business decisions resulted in a net tax benefit of $2.0 million and $5.2 million in the three and nine months ended December 2021, respectively.

(c) Tax items include $51.9 million net tax expense associated with certain discrete tax activities recognized during the three and nine months ended December 2021. This is comprised of $87.1 million tax expense for unrecognized tax benefits resulting from updated estimates related to intellectual property transfers completed in a prior period, and $35.2 million tax benefit related to the reorganization of certain foreign operations.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 392,495,000 and 393,547,000 weighted average common shares for the three and nine months ended December 2021, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions and certain tax items. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 4 Brand Revenue Information
(Unaudited)

	Three Months Ended December 2022				Nine Months Ended December 2022
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	(13)%	(5)%	(22)%	(13)%	(7)%	(9)%	(27)%	(11)%
% change constant currency*	(13)%	7%	(14)%	(9)%	(7)%	3%	(22)%	(7)%
The North Face®
% change	8%	1%	17%	7%	13%	3%	21%	11%
% change constant currency*	9%	13%	29%	13%	14%	17%	30%	17%
Timberland®
% change	9%	(5)%	(17)%	0%	0%	3%	(9)%	0%
% change constant currency*	9%	7%	(7)%	6%	1%	18%	(1)%	7%
Dickies®
% change	(19)%	44%	(34)%	(16)%	(18)%	17%	(29)%	(17)%
% change constant currency*	(19)%	63%	(25)%	(13)%	(18)%	34%	(22)%	(14)%
*Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended December 2022
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(2)%	(1)%
EMEA	(2)%	10%
APAC	(7)%	4%
Greater China	(11)%	(1)%
International	(3)%	8%
Global	(3)%	3%

	Nine Months Ended December 2022
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	0%	0%
EMEA	0%	14%
APAC	(10)%	(2)%
Greater China	(18)%	(12)%
International	(3)%	8%
Global	(2)%	4%

	Three Months Ended December 2022
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(3)%	2%
Direct-to-consumer	(2)%	3%
Digital	0%	6%

	Nine Months Ended December 2022
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	0%	6%
Direct-to-consumer	(4)%	1%
Digital	(6)%	(1)%

	As of December
	2022	2021
DTC Store Count
Total	1,282	1,354

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.

Contacts

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com